UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event

reported) February 25, 2015

Build-A-Bear Workshop, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

Build-A-Bear Workshop, Inc. (the “Company”) has an existing $50 million share repurchase program that was announced in March 2008 (the “2008 Share Repurchase Program”). As of February 25, 2015, the Company has repurchased approximately 6.2 million shares of its common stock for an aggregate amount of approximately $46.2 million, leaving approximately $3.8 million available under the 2008 Share Repurchase Program.

On February 25, 2015, the Board of Directors of the Company (the “Board”) terminated the 2008 Share Repurchase Program and adopted a new repurchase program (the “2015 Share Repurchase Program”) which authorizes the Company to repurchase up to $10 million of its common stock until March 31, 2016, subject to further extension by the Board. Under the 2015 Share Repurchase Program, the Company currently intends to purchase up to $10 million of its common stock in the open market (including through 10b5-1 trading plans), through privately negotiated transactions, or through an accelerated repurchase transaction. The primary source of funding is expected to be cash on hand. The timing and amount of share repurchases, if any, will depend on price, market conditions, applicable regulatory requirements, and other factors. The program does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time without prior notice. Shares repurchased under the program will be subsequently retired.

Forward-Looking Statements:

The statements contained in this Form 8-K contain forward looking statements that involve risks and uncertainties and the Company’s actual results may differ materially from the results discussed in the forward-looking statements. These risks and uncertainties include, without limitation, those detailed under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 28, 2013, as filed with the SEC, and the following:

●	general global economic conditions may deteriorate, which could lead to disproportionately reduced consumer demand for our products, which represent relatively discretionary spending;
●	customer traffic may decrease in the shopping malls where we are located, on which we depend to attract guests to our stores;
●	we may be unable to generate interest in and demand for our interactive retail experience, or to identify and respond to consumer preferences in a timely fashion;
●	our marketing and on-line initiatives may not be effective in generating sufficient levels of brand awareness and guest traffic;
●	we may be unable to generate comparable store sales growth;
●	we may be unable to effectively operate or manage the overall portfolio of our company-owned stores;
●	we may not be able to operate our company-owned stores in the United Kingdom and Ireland profitably;
●	we may be unable to renew or replace our store leases, or enter into leases for new stores on favorable terms or in favorable locations, or may violate the terms of our current leases;
●	the availability and costs of our products could be adversely affected by risks associated with international manufacturing and trade, including foreign currency fluctuation;

●	our products could become subject to recalls or product liability claims that could adversely impact our financial performance and harm our reputation among consumers;
●	we may lose key personnel, be unable to hire qualified additional personnel, or experience turnover of our management team;
●	we are susceptible to disruption in our inventory flow due to our reliance on a few vendors;
●	high petroleum products prices could increase our inventory transportation costs and adversely affect our profitability;
●	we may be unable to effectively manage our international franchises or laws relating to those franchises may change;
●	we may improperly obtain or be unable to adequately protect customer information in violation of privacy or security laws or customer expectations;
●	we may suffer negative publicity or be sued due to violations of labor laws or unethical practices by manufacturers of our merchandise;
●	we may suffer negative publicity or negative sales if the non-proprietary toy products we sell in our stores do not meet our quality or sales expectations;
●	we may be unable to operate our company-owned distribution center efficiently or our third-party distribution center providers may perform poorly;
●	our market share could be adversely affected by a significant, or increased, number of competitors;
●	we may fail to renew, register or otherwise protect our trademarks or other intellectual property;
●	poor global economic conditions could have a material adverse effect on our liquidity and capital resources;
●	we may have disputes with, or be sued by, third parties for infringement or misappropriation of their proprietary rights;
●	fluctuations in our quarterly results of operations could cause the price of our common stock to substantially decline; and
●

we may be unable to repurchase shares of our common stock at the times or in the amounts we currently anticipate or the results of the share repurchase program may not be as beneficial as we currently anticipate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: February 25, 2015	By:	/s/ Voin Todorovic
	Name:	Voin Todorovic
	Title:	Chief Financial Officer

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